AGCO CORPORATION AND SUBSIDIARIES
               STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (1)
                      (in thousands, except per share data)

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
                                                                       Three Months Ended             Nine Months Ended
                                                                          September 30,                  September 30,
                                                                   ---------------------------    --------------------------
PRIMARY EARNINGS PER SHARE                                             1997           1996            1997           1996
                                                                   ------------   ------------    ------------   -----------
Weighted average number of common shares outstanding . . . . . . .      62,913         57,208          61,368        53,913

Shares issued upon assumed exercise of outstanding
   stock options . . . . . . . . . . . . . . . . . . . . . . . . .         378            364             378           461
                                                                   ------------   ------------    ------------   -----------

Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .      63,291         57,572          61,746        54,374
                                                                   ============   ============    ============   ===========

Income before extraordinary loss . . . . . . . . . . . . . . . . . $    44,182    $    31,299     $   120,736    $   89,402

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .           -              -          (2,080)       (3,503)
                                                                   ------------   ------------    ------------   -----------

Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . . $    44,182    $    31,299     $   118,656    $   85,899
                                                                   ============   ============    ============   ===========

Net income per common share:
     Income before extraordinary loss  . . . . . . . . . . . . . . $      0.70    $      0.54     $      1.95    $     1.64
     Extraordinary loss  . . . . . . . . . . . . . . . . . . . . .           -              -           (0.03)        (0.06)
                                                                   ------------   ------------    ------------   -----------
     Net income. . . . . . . . . . . . . . . . . . . . . . . . . . $      0.70    $      0.54     $      1.92    $     1.58
                                                                   ============   ============    ============   ===========
FULLY DILUTED EARNINGS PER SHARE
Weighted average number of common shares outstanding . . . . . . .      62,913         57,208          61,368        53,913

Shares issued upon assumed conversion of the convertible
   subordinated debentures . . . . . . . . . . . . . . . . . . . .         378              -             412         2,969

Shares issued upon assumed exercise of outstanding
   stock options (2) . . . . . . . . . . . . . . . . . . . . . . .           -            390               -           459
                                                                   ------------   ------------    ------------   -----------
Weighted average number of common and common
   equivalent shares outstanding . . . . . . . . . . . . . . . . .      63,291         57,598          61,780        57,341
                                                                   ============   ============    ============   ===========

Income before extraordinary loss . . . . . . . . . . . . . . . . . $    44,182    $    31,299     $   120,736    $   89,402

Extraordinary loss . . . . . . . . . . . . . . . . . . . . . . . .           -              -          (2,080)       (3,503)
                                                                   ------------   ------------    ------------   -----------
Net income . . . . . . . . . . . . . . . . . . . . . . . . . . . .      44,182         31,299         118,656        85,899

Interest expense on convertible subordinated debentures, net of
applicable income taxes  . . . . . . . . . . . . . . . . . . . . .           -              -               -           529
                                                                   ------------   ------------    ------------   -----------

Net income available for common stockholders . . . . . . . . . . . $    44,182    $    31,299     $   118,656    $   86,428
                                                                   ============   ============    ============   ===========

Net income per common share:
     Income before extraordinary loss . . . . . . . . . . . . . . .$      0.70    $      0.54     $      1.95    $     1.57
     Extraordinary loss . . . . . . . . . . . . . . . . . . . . . .          -              -           (0.03)        (0.06)
                                                                   ------------   ------------    ------------   -----------
     Net income . . . . . . . . . . . . . . . . . . . . . . . . . .$      0.70    $      0.54     $      1.92    $     1.51
                                                                   ============   ============    ============   ===========

(1) All numbers of shares in this exhibit are weighted on the basis of the number of days the shares were outstanding or assumed to be outstanding during each period.

(2) Based on the treasury stock method using the higher of the average or period end market price.
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